UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Commission File Number: 000-55009

Millennium Healthcare Inc.

(Exact Name of registrant as Specified in Its Charter)

Delaware	11-3229358
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

68 South Service Rd. Suite 100, Melville, NY 11747

(Address of principal executive offices)

516-628-5500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2015, Mr. Anthony Urbano and Mr. Chris Amandola resigned from the Board of Directors of Millennium Healthcare, Inc., a Delaware corporation (the “Company”), effective June 22, 2015. The resignations are to make way for additional industry leadership and expertise as the Company continues to grow.

On May 27, 2015, the Company’s Board of Directors appointed Mr. Noel Mijares as a member of the Company’s Board of Directors, effective June 15, 2015.

There is no family relationship between Mr. Mijares and any of our other officers and directors.  There are no understandings or arrangements between Mr. Mijares and any other person pursuant to which Mr. Mijares was appointed as Director.

Noel Mijares, Age 41, is a revered businessman, strategic thinker and inventor. Prior to joining the Company, Mr. Mijares served as the President and CEO of Pharma Health, a national distributor of healthcare products and services. In 1992, Mr. Mijares formed Global Traders and became an authorized dealer for NCR and its ATM Division in Latin America and the Caribbean basin and held the position of President and CEO. He founded Safe Wrap of America in 1995, an international baggage wrap security company operating in nine countries and was its President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Millennium Healthcare Inc.

DATE: July 8, 2015	By:	/s/ Noel Mijares
Noel Mijares
Chief Executive Officer